Exhibit 99.2

OFFICER’S CERTIFICATE

CAPITAL ONE AUTO FINANCE TRUST

ASSET BACKED NOTES, SERIES 2002-B

To:	Wilmington Trust Company, as owner trustee	MBIA Insurance Corporation
	for Capital One Auto Finance Trust 2002-B	113 King Street
	Rodney Square North	Armonk NY 10504
	1100 North Market Street	Attn: Insured Portfolio Management
	Wilmington, DE 19890	Structured Finance (IPM-SF)
Attn: Don Mackelcan

	Moody’s Investors Service, Inc.	Standard & Poors Rating Group
	99 Church Street	55 Water Street
	New York NY 10007	New York, NY 10041
	Attn: ABS Monitoring Department	Attn: Surveillance

	Fitch, Inc.	JPMorgan Chase Bank
	One State Street Plaza	450 West 33rd Street, 14th Floor
	Attn: Carlen Moday	New York, NY 10001
	New York, NY 10004	Attn: Institutional Trust Services
Capital One Auto Finance 2002-B

Wachovia Bank, National Association
301 South College Street, DC-8
Charlotte, NC 28202-0600
Attn: Bruce M. Young, Senior Vice
President, Risk Management

                             This Officer’s Certificate is being issued in accordance with Section 2.09 of the Servicing Agreement dated as of September 16, 2002 (the “Agreement”) by and between Wilmington Trust Company, as owner trustee, JPMorgan Chase Bank, as indenture trustee and Capital One Auto Finance, Inc., as Servicer (the “Servicer”).  Terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

                             By his or her signature below, the undersigned officer of the Servicer, certifies that effective as of December 31, 2002:

(a)   a review of the activities of the Servicer during the preceding 12 month period (or shorter period, if applicable) and the Servicer’s performance under the Agreement during such period has been made under my supervision;

(b)   based on such review, to the best of my knowledge, the Servicer has complied with all conditions and covenants under the Agreement throughout the preceding 12 month period.

CAPITAL ONE AUTO FINANCE, INC.,
as Servicer

By	/s/ Jeffery Elswick
Jeffery Elswick
Manager of Securitization